Exhibit 99.1

Xtant Medical Regains Compliance with NYSE American Continued Listing Standards

BELGRADE, MT, October 6, 2020 – Xtant Medical Holdings, Inc. (NYSE American: XTNT), a global medical technology company focused on surgical solutions for the treatment of spinal disorders, today announced that it received notification from the NYSE American LLC yesterday that the Company has regained compliance with all of the continued listing standards, including in particular the requirement under NYSE American Company Guide Section 1003(a)(iii) that requires a listed issuer to maintain stockholders’ equity of at least $6 million if it has reported losses from continuing operations, and/or net losses, in its five most recent fiscal years.

The return to compliance was achieved as a result of the Company’s recently-consummated debt restructuring transaction in which the Company issued approximately 57.8 million shares of its common stock to the lenders under its credit facility in exchange for approximately $40.8 million of the aggregate outstanding principal amount of loans outstanding under the credit facility, as well as, without duplication, approximately $21.1 million of the outstanding amount of PIK Interest (as defined in the credit agreement) (such loans and PIK Interest, referred to as the “exchanging loans”), plus all other accrued and unpaid interest on the exchanging loans outstanding as of the closing date, at an exchange price of $1.07 per share.

At the opening of trading today, the below compliance (“.BC”) indicator will no longer be disseminated and the Company will be removed from the list of NYSE American noncompliant issuers on the NYSE American’s website.

About Xtant Medical Holdings, Inc.

Xtant Medical Holdings, Inc. (www.xtantmedical.com) is a global medical technology company focused on the design, development, and commercialization of a comprehensive portfolio of orthobiologics and spinal implant systems to facilitate spinal fusion in complex spine, deformity and degenerative procedures. Xtant’s people are dedicated and talented, operating with the highest integrity to serve our customers.

The symbols ™ and ® denote trademarks and registered trademarks of Xtant Medical Holdings, Inc. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “continue,” “future,” “will,” “may,” “continue,” similar expressions or the negative thereof, and the use of future dates. The Company cautions that its forward-looking statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: risks and uncertainties surrounding the restructuring transactions, including without limitation, the Company’s ability to continue to comply with the continued listing standards of the NYSE American and maintain its listing, and the timing and success of the anticipated rights offering; the effect of the COVID-19 pandemic on the Company’s business, operating results and financial condition; the Company’s future operating results and financial performance; the ability to increase or maintain revenue; the ability to remain competitive; the ability to innovate and develop new products; the ability to engage and retain qualified personnel; government and third-party coverage and reimbursement for Company products; the ability to obtain and maintain regulatory approvals and comply with government regulations; the effect of product liability claims and other litigation to which the Company may be subject; the effect of product recalls and defects; the ability to obtain and protect Company intellectual property and proprietary rights and operate without infringing the rights of others; the ability to service Company debt, comply with its debt covenants and access additional indebtedness; the ability to obtain additional financing and other factors. Additional risk factors are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, as supplemented by subsequent disclosures in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and in future Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Investors are encouraged to read the Company’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact

David Carey

Lazar FINN

Ph: 212-867-1762

Email: david.carey@finnpartners.com